                                                                     EXHIBIT 5.1

                                           June 23, 2000

Semiconductor Laser International Corporation
15 Link Drive
Binghamton, New York 13904


Ladies and Gentlemen:

     On the date hereof, Semiconductor Laser International Corporation, a Delaware corporation (the "Company"), intends to transmit to the Securities and Exchange Commission a Registration Statement on Amendment No.1 to Form S-3 on Form S-1 (the "Registration Statement") relating to the offer and sale by the selling shareholders named therein (the "Selling Shareholders") of 12,301,263 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company, and 10,374,445 shares of Common Stock of the Company issuable upon exercise of warrants (the "Warrants") held by certain of the Selling Shareholders (the "Warrant Shares"). The Shares and the Warrant Shares are collectively referred to as the "Registered Securities." This opinion is an exhibit to the Registration Statement.

     We have at times acted as special counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Registered Securities as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Certificate of Incorporation as presently in effect, (ii) the Company's By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by the Company's directors and stockholders, (iv) the Registration Statement, and (v) such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents and instruments submitted to us as originals and the conformity with the originals of all agreements, documents and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

     Except as provided in the next sentence, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. To the extent that matters concerning the Delaware General Corporation Law are involved in the opinions expressed below our opinions are based solely upon our reasonable familiarity with the Delaware General Corporation Law based on our reading of standard published compilations of such laws. We express no opinion as to the application of the securities or "Blue Sky" laws of any state, including the State of Delaware and the State of New York, to the offer and/or sale of the Registered Securities.

Based upon and subject to the foregoing, it is our opinion that:

1. The Shares have been duly authorized and are legally issued, fully paid and non-assessable.

2. The Warrant Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable securities laws and other laws of various states of the United States and foreign jurisdictions in which the Warrant Shares are offered and/or sold, and the exercise of the Warrants and issuance and payment for the Warrant Shares, in each case, in accordance with the terms of the Warrants, the Warrant Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state of the United States which is related to the offer and/or sale of the Registered Securities. We also consent to the reference to this firm under the heading "Legal Matters" in such Registration Statement.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.


                                           Very truly yours,




                                 SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF:RAG:GA:DSR:CJS